Presentation to the Special Committee of the Board of Directors of National Interstate

24 July 2016

Morgan Stanley

Section 1

Summary of the Transaction

Transaction Summary

Key Financial Terms

Transaction	• Acquisition of all outstanding common shares in National Interstate Corporation ("NATL" or "National Interstate") not currently owned by Great American Insurance Company ("GAIC") • GAIC currently owns approximately 51% of outstanding common shares of National Interstate
Acquirer	• GAIC, a wholly-owned subsidiary of American Financial Group ("AFG")
Deal Value	• $32.50 per National Interstate share, comprised of: – $32.00 per share in cash consideration, plus – $0.50 per share funded via cash special dividend by National Interstate, payable at closing • ~$650MM transaction equity value (1) – Total consideration of ~$318MM (2) • 44% premium to National Interstate closing price of $22.61 on 3/4/2016 (3) • 1.76x National Interstate BVPS(4) of $18.46 (5) as of 3/31/2016
Financing	• No external financing required
Dividends	• [Regular quarterly dividends to be paid consistent with normal course until last record date prior to closing date]
Approvals	• Approval of the Board of Directors of National Interstate following Special Committee recommendation • Non-waiveable closing condition requiring approval of at least a majority of the outstanding common shares of National Interstate not owned by AFG or its affiliates (i.e., majority of the minority)
Termination Fee	• TBD

Notes

1. Source: NATL management – Cash portion of consideration of $32.00 per share based on 20,034,141 fully diluted shares outstanding of NATL as of 6/30/2016; fully diluted shares reflect the dilutive impact of 64,503 restricted stock units and 180,000 NATL options (weighted average exercise price of $24.22) through applying the treasury stock method; special dividend based on basic shares outstanding of 19,925,875 as of 6/30/2016
2. Based on the acquisition of approximately 49% of NATL common stock not owned by GAIC
3. Stock price as of the trading day (3/4/16) prior to announcement of AFG's Initial Proposal on 3/7/2016
4. Book value per share
5. Based on basic shares outstanding of 19,925,875 as of 6/30/2016

Summary of Negotiations

Timeline of Milestones

March 6, 2016 ***Initial Proposal***	• **AFG submitted a proposal to acquire the public shares of National Interstate not held by AFG for $30.00 per share**
April 6, 2016	• Formation of the Special Committee of the Board of the Directors of National Interstate ("Special Committee") to consider the Initial Proposal
June 2, 2016	• Morgan Stanley and Willkie Farr & Gallagher ("WFG") met with representatives of AFG to discuss and, at the direction of the Special Committee, communicated the verbal rejection of the Initial Proposal
June 24, 2016 ***Proposal #2***	• **AFG submitted a revised proposal to acquire the public shares of National Interstate not held by AFG for $30.75 per share**
June 29, 2016	• Morgan Stanley and WFG discussed with representatives of AFG the deliberations of the Special Committee in regard to Proposal #2 and at the direction of the Special Committee, communicated the verbal rejection of Proposal #2
July 6, 2016 ***Proposal #3***	• **AFG submitted a revised proposal to acquire the public shares of National Interstate not held by AFG for $32.00 per share, which was characterized as a "best and final offer"**
July 20, 2016	• Morgan Stanley and WFG discussed with representatives of AFG the deliberations of the Special Committee in regard to Proposal #3 and at the direction of the Special Committee, communicated the ability to garner unanimity of the Special Committee vote in favor of the transaction at $32.50 per share
July 21, 2016 ***Proposal #4***	• **AFG communicated to Morgan Stanley its intention to seek approval for a revised proposal to acquire the public shares of National Interstate not held by AFG for $32.50 per share comprised of:** – **$32.00 per share in cash consideration, plus** – **$0.50 per share funded via cash special dividend by National Interstate, payable at closing**

Legend: Proposal / Other Key Events

Key Valuation Metrics

- Wall Street Estimates ("NATL Street Estimates") based on the coverage of available research estimates (two analysts)
- National Interstate Management Estimates ("NATL Management Estimates") based on a combination of the National Interstate 2016 Business Plan ("NATL 2016 Plan" or "2016P") and National Interstate financial outlook beyond 2016 ("NATL Management Financial Outlook") prepared by National Interstate Management and approved by the Special Committee

	Reference Metric		Multiple (x) / Premium (%)	Equity Value (1)
AFG Offer Price Per Share		**$32.50**		**$651**
Market Multiples				
P / BV (3/31/2016)	BVPS	$18.46	1.76x	
2016 P / E - NATL Street Estimates	EPS	$1.58	20.6x	
2016 P / E - NATL 2016 Plan	EPS	$2.06	15.8x	
Premium Analysis				
Pre-Offer (2)	Stock Price	$22.61	44%	
3-Month VWAP (3)	Stock Price	$24.97	30%	
52-Week High (4)	Stock Price	$28.98	12%	
Midpoint of DDM Valuation Range				
NATL Management Estimates	Midpoint of DDM	$29.00	12%	

Source SNL Financial, Capital IQ, NATL Management Estimates, NATL Street Estimates, and Company Filings

Notes
1. Source: NATL management – Cash portion of consideration of $32.00 per share based on 20,034,141 fully diluted shares outstanding of NATL as of 6/30/2016; fully diluted shares reflect the dilutive impact of 64,503 restricted stock units and 180,000 NATL options (weighted average exercise price of $24.22) through applying the treasury stock method; special dividend based on basic shares outstanding of 19,925,875 as of 6/30/2016
2. Stock price as of the trading day (3/4/16) prior to announcement of AFG's Initial Proposal on 3/7/16
3. VWAP represents volume-weighted average prices for the 3 months prior to the announcement of AFG's Initial Proposal (3/4/16)
4. Calculated from the trading day prior to the announcement of AFG's Initial Proposal (3/4/16)

Section 2

Valuation Analysis

Valuation Summary

	Reference Metric	Selected Metric Range – Low	Selected Metric Range – High
I. Trading / Standalone Valuation			
(A) Recent Trading Range (52-Week) - Prior to Initial Proposal (3/4/2016)			
(B) Trading Comparables			
P / BV (3/31/2016)	$18.46	1.00x	1.45x
NATL Street Estimates:			
Regression Implied P / BV vs. 2016E ROAE (8.7%)	$18.46	1.15x	1.35x
2016 P / E	$1.58	12.0x	16.0x
2017 P / E	$1.65	12.0x	15.0x
NATL Management Estimates:			
Regression Implied P / BV vs. 2016P ROAE (11.0%)	$18.46	1.25x	1.50x
2016 P / E	$2.06	12.0x	16.0x
2017 P / E	$2.27	12.0x	15.0x
(C) **II. Standalone Dividend Discount Model**			
NATL Management Estimates:	Discount Rate: 6.8 - 8.8%; Terminal Multiple: 1.2x - 1.6x[1]; 2018E ROAE: 11.7%		
III. M&A Valuation			
(D) Minority Squeeze-Out Premiums Paid[2]			
Premium to Pre-Offer Price / 52 Week High ($28.98)	$22.61	15%	35%
Premium to 3-Mo. VWAP / 52 Week High ($28.98)	$24.97	15%	35%
(E) Recent M&A Transactions			
P / BV Multiples (3/31/2016)	$18.46	1.40x	1.80x
2016 P / E (NATL Street Estimates)	$1.58	13.0x	17.0x
2016 P / E (NATL Management Estimates)	$2.06	13.0x	17.0x


Valuation Range per National Interstate Share ($)
Pre-Offer Price: $22.61
3-Month VWAP: $24.97
AFG Final Proposal (Proposal #4): $32.50
22.26
28.98
18.46
26.77
21.23
24.92
18.90
25.20
19.80
24.75
23.07
27.69
24.70
32.94
27.18
33.98
29.00
25.00
33.00
28.98
26.00
30.52
28.72
33.71
25.84
33.23
20.48
26.78
26.76
35.00
12.00
16.00
20.00
24.00
28.00
32.00
36.00
40.00
Implied P / BV (as of 3/31/2016)
0.87x
1.08x
1.30x
1.52x
1.73x
1.95x
2.17x
Implied P / E (2016P)
7.8x
9.7x
11.7x
13.6x
15.5x
17.5x
19.4x

Source SNL Financial, Capital IQ (7/22/16), NATL Management Estimates, NATL Street Estimates, Wall Street research, and Company Filings

Notes
1. Terminal multiple based on regression implied P/BV vs ROAE ("on the line")
2. Range is selected based on a range of premiums of the final offer price to the pre-offer and 3 month trading price

NATL Management Estimates Relative to NATL Street Estimates

GPW


$MM
1,000
750
500
250
0
5.5%
727
4.6%
6.2%
760
772
4.8%
7.0%
797
826
7.1%
885
N/A
2015A
2016E / 2016P
2017E
2018E
Actual
NATL Street Estimates
NATL Management Estimates
Year-Over-Year Growth

AY Combined Ratios


%
120
80
40
0
98
20
78
99
20
78
96
20
76
98
20
78
96
20
76
96
20
76
N/A
2015A
NATL Street
NATL Mgmt
2016E / 2016P
2017E
2018E
Actual
Loss Ratio
Expense Ratio

EPS


$
3.00
2.00
1.00
0.00
88.3%
1.05
50.0%
1.58
96.6%
2.06
4.8%
1.65
10.2%
2.27
13.0%
2.56
N/A
2015A
2016E / 2016P
2017E
2018E
Actual
NATL Street Estimates
NATL Management Estimates
Year-Over-Year Growth

BVPS


ROAE
Street
NATL Mgmt
5.8%
8.7%
11.0%
8.6%
11.2%
N/A
11.7%
$
30.00
20.00
10.00
0.00
18.03
19.10
19.50
20.11
21.07
22.89
N/A
2015A
2016E / 2016P
2017E
2018E
Actual
NATL Street Estimates
NATL Management Estimates

Source NATL Management Estimates, NATL Street Estimates, and Company Filings

A NATL Recent Trading Range

Trading Range Since January 2014

Pricing

Pre-Offer [1]	$22.61
3-Mo. VWAP [2]	$24.97
52-Week High [3]	$28.98


$
35.00
32.50
30.00
27.50
25.00
22.50
20.00
Jan-14
Jun-14
Nov-14
Apr-15
Sep-15
Feb-16
Jul-16
NATL Stock Price
Feb-18-2014 AFG raises its offer to $30.00, representing its "Best and Final Price"
Mar-16-2014 AFG terminates the tender offer due to U.S. District Court granting an injunction
Apr-15-2015 52-week high of $28.98 (3)
Feb-5-2014 AFG announces offer to acquire outstanding shares of NATL for $28.00
Feb-29-2016 52-week low of $22.26 (3)
June-24-2016 Day after Brexit vote
3-Mo VWAP: $24.97
7/21/2016 Proposal #4 $32.50
7/6/2016 Proposal #3 $32.00
$30.94
6/24/2016 Proposal #2 $30.75
3/7/2016 Initial Proposal $30.00

Source SNL Financial (7/22/16)

Notes
1. Closing price of NATL on the trading day (3/4/16) prior to announcement of AFG's Initial Proposal on 3/7/16
2. VWAP represents volume-weighted average prices for the 3 months prior to the announcement of AFG's Initial Proposal (3/4/16)
3. Calculated from the trading day prior to the announcement of AFG's Initial Proposal (3/4/16)

B Public Comparable Companies

National Interstate Public Comparables

As of 7/22/2016

	Market Cap ($MM)	2016 P/E (x)	2017 P/E (x)	P/BV (x)	2016E ROE (%)	2017E ROE (%)
National Interstate Corporation [1]						
NATL at AFG Purchase Price [2]	**651**	**15.8**	**14.3**	**1.76**	**11.0**	**11.2**
Pre-Offer [3]	452	11.0	10.0	1.25	11.0	11.2
Pre-Offer 3-Mo VWAP [4]	499	12.1	11.0	1.39	11.0	11.2
Peers						
Old Republic International Corporation	5,172	15.2	14.4	1.26	9.0	NA
AmTrust Financial Services, Inc.	4,294	8.3	7.4	1.72	19.2	18.6
RLI Corp.	3,017	29.9	30.4	3.45	12.4	11.8
Selective Insurance Group Inc.	2,287	14.8	15.3	1.55	10.6	9.6
National General Holdings Corp.	2,283	11.7	9.7	1.67	12.7	12.8
OneBeacon Insurance Group, Ltd.	1,345	17.1	20.0	1.32	9.8	5.8
United Fire Group, Inc	1,080	17.5	18.6	1.16	7.0	7.0
State Auto Financial Corp.	934	26.7	16.7	1.02	3.6	5.9
EMC Insurance Group Inc.	597	15.4	16.2	1.08	7.0	6.3
Donegal Group Inc.	421	11.9	12.4	0.99	9.2	9.1
Baldwin & Lyons Inc.	394	15.6	14.7	1.00	NA	NA
Median		**15.4**	**15.3**	**1.26**	**9.5**	**9.1**
Mean		**16.7**	**16.0**	**1.48**	**10.1**	**9.7**

Source SNL Financial, Capital IQ (7/22/16), NATL Management Estimates, Company Filings, and Wall Street research

Notes
1. Earnings multiples and ROEs based on NATL Management Estimates; P/BV based on book value per basic shares outstanding of $18.46 as of 3/31/2016
2. Source: NATL management – Cash portion of consideration of $32.00 per share based on 20,034,141 fully diluted shares outstanding of NATL as of 6/30/2016; fully diluted shares reflect the dilutive impact of 64,503 restricted stock units and 180,000 NATL options (weighted average exercise price of $24.22) through applying the treasury stock method; special dividend based on basic shares outstanding of 19,925,875 as of 6/30/2016
3. Prior to announcement of AFG's Initial Proposal on 3/7/2016
4. VWAP represents volume-weighted average prices for the 3 months prior to the announcement of AFG's Initial Proposal (3/4/16)

B Implied Regression Analysis Valuation (Unaffected)

$26.80 – Based on NATL Management Estimates, Implied Standalone Value (11.0% ROE, 1.37x P/BV)
$23.89 – Based on Street Estimates, Implied Standalone Value (8.7% ROE, 1.25x P/BV)

P / BV vs. 2016E ROAE Regression Analysis [1]



2.00
1.50
1.00
0.50
R^2 = 0.71
P/BV (x)
NATL Management Implied P/BV: 1.37x
Implied Stock Price: $26.80 [2]
Street Implied P/BV: 1.25x
Implied Stock Price: $23.89 [3]
National General
AmTrust
SELECTIVE
NATL Management Estimates Implied
NATL Street Estimates Implied
OLD REPUBLIC
utg
EMC
STATE AUTO
DONEGAL
Street Estimates
NATL Management Estimates
0
5
8.7% [4]
10
11.0% [5]
15
20
2016E ROAE (%)

Source SNL Financial (7/22/16), NATL Street Estimates, NATL Management Estimates, and Wall Street research

Notes
1. BWINB not included in regression analysis due to lack of available Street Estimates; RLI is not included in regression
2. Based on NATL 2016 Plan book value per share of $19.50, per NATL Management Estimates
3. Based on 2016E book value per share of $19.10, per NATL Street Estimates
4. NATL 2016 ROAE per NATL Street Estimates
5. NATL 2016 Plan

C Standalone Dividend Discount Model

NATL Management Estimates

Sensitivity Analysis

$ / Share

Cost of Equity	Terminal Multiple 1.2x	1.3x	1.4x	1.5x	1.6x
6.8%	24.80	26.75	28.91	30.65	32.60
7.3%	24.52	26.45	28.58	30.30	32.23
7.8%	24.25	26.15	28.26	29.96	31.87
8.3%	23.98	25.86	27.94	29.62	31.51
8.8%	23.71	25.57	27.63	29.29	31.15

National Interstate Standalone Valuation [1]

$MM

	Actuals	Forecast			Terminal
	2015A	2016P	2017E	2018E	Value
Operating Assumptions					
GPW	727.1	772.2	826.5	884.7	
Growth (%)		*6.2%*	*7.0%*	*7.1%*	
Combined Ratio		96.4%	96.1%	95.7%	
Net Income	**20.8**	**41.0**	**45.5**	**51.6**	
Growth (%)		*96.9%*	*10.7%*	*13.6%*	
Book Value	358.9	388.8	422.2	461.0	
Book Value Per Share [2]	$18.03	$19.50	$21.07	$22.89	
ROAE (%)	*5.8%*	*11.0%*	*11.2%*	*11.7%*	
Dividends	10.4	11.2	12.0	12.9	
Cash Flows					
Regression Implied P / BV (x)					1.41x[5]
Terminal Value (12/31/2018)					**650**
Dividends [2]		5.6	12.0	12.9	
Discount Period (Years)		*0.00*	*1.00*	*2.00*	*2.50*
Discount Factor [3]		1.00	0.93	0.86	0.83
Present Value of Cash Flows / Terminal Value		5.6	11.1	11.1	538.3
Present Value Book Value Per Share (6/30/2016)					$27.00
Present Value Price Per Share (6/30/2016) [4]		**$28.26**			

Source SNL Financial (7/22/16), NATL Management Estimates, and NATL Public Filings

Notes
1. Based on NATL Management Estimates
2. 2016 represents half year of full year dividends; dividends per share are $0.56, $0.60 and $0.64 in 2016, 2017 and 2018, respectively; based on basic outstanding shares of 19.9MM in 2016 with 0.1MM of increases in share count in 2017 and 2018 respectively (Source: NATL Management)
3. Discount factor assumes a cost of equity of 7.8%; dividends have been discounted utilizing a mid-year convention; terminal value is discounted based on 2018 year end
4. Assumes basic shares outstanding of 19,925,875 as of 6/30/2016 (Source: NATL Management)
5. Assumes 2016 regression relationship remains constant over time (i.e., 2018E ROAE applied to 2016E regression)

C Historical Trading Valuation Levels

Last Five Years

Price / Book Value

Since 2011

x


2.00
1.75
1.50
1.25
1.00
0.75
0.50
NATL Average: 1.49x
Peer Average: 1.04x
1.68x
1.26x
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Nile
Peers (1)

Source SNL Financial (7/22/16)

Notes

1. Peers include AFSI, EMCI, NGHC, OB, RLI, SIGI, STFC, UFCS, ORI, DGICA, BWINB

D Select Precedent DCF Valuation Ranges

Legend



Offer Price / DCF Low (%)
Offer Price / DCF Midpoint (%)
Offer Price / DCF High (%)
Offer Price Discount to DCF Midpoint (%)
Offer Price Premium to DCF Midpoint (%)

Final Offer Premium / (Discount) to Select Points in the DCF Range



%
AFG Offer Premium / (Discount) to Midpoint
Offer Premium to Midpoint
Offer Discount to Midpoint
60
30
0
(30)
30.0
12.1
(1.5)
Offer / DDM Low
= 32.50 / 25.00
= +30.0%
Offer / DDM Midpoint
= 32.50 / 29.00
= +12.1%
Offer / DDM High
= 32.50 / 33.00
= (1.5%)
57.1
22.2
0.0
29.4
18.9
10.0
17.0
6.7
(1.9)
12.9
5.7
(0.6)
10.0
3.2
(2.9)
13.0
(0.5)
(11.1)
6.3
(5.8)
(15.5)
(3.3)
(17.1)
(27.5)
NATL Management Estimates
21st Century
Alfa Corporation
The Travelers Companies
Wesco Financial
Great American Financial Resources
CNA Surety
Nationwide Financial Services
MEEMIC

Source Capital IQ, Company Filings, and NATL Management Estimates

Morgan Stanley

D Minority Squeeze-Out Premiums

Precedent Minority Squeeze-Out Premiums

	Final Offer Premium (%) [(1)]		
	1-Day Prior	**3-Mo VWAP Prior**	**52-Week High**
Insurance Mean	27.3	32.5	4.6
Other Industries Mean	30.0	29.8	0.9
Combined Mean [(2)]	**28.6**	**31.2**	**2.7**

Selected Range

Implied Per Share Valuation			
NATL Metrics [(3)]	**$22.61**	**$24.97**	**$28.98**
15% Premium	$26.00	$28.72	-
35% Premium	$30.52	$33.71	-

Source SNL Financial, Capital IQ, and Company Filings

Notes
1. Final Offer Premiums calculated based on time periods starting from day prior to announcement of AFG's Initial Proposal (3/4/16)
2. Average premiums are calculated from minority squeeze-out transactions in the insurance industry and other sectors respectively
3. NATL Metrics represent stock prices (for each relevant time period) prior to the announcement of AFG's Initial Proposal on 3/7/16

D Minority Squeeze-Out Insurance Transactions

Precedent Minority Squeeze-Out Transactions (Insurance) [1]

Date Announced	Target	Acquiror	Initial Stake (%)	Transaction Size ($MM)	Consideration	Merger or Tender	Final Offer Premium [2] 1-Day Prior (%)	3-Mo. VWAP (%)	52-Week High (%)
11/1/2010	CNA Surety	CNA Financial	61.0	475	Cash	Tender	37.9	50.9	34.3
8/26/2010	Wesco Financial	Berkshire Hathaway	80.1	548	Cash/Stock	Merger	18.6	14.9	(7.5)
9/4/2009	Odyssey Re	Fairfax Financial	72.6	1,049	Cash	Tender	29.4	51.8	19.1
6/29/2009	First Advantage	First American	79.9	308	Stock	Tender	47.9	40.0	0.6
12/1/2008	Northbridge Financial	Fairfax Financial	63.1	554	Cash	Merger	21.0	36.5	2.9
3/5/2008	Nationwide Financial Services	Nationwide	66.3	2,471	Cash	Merger	28.3	22.2	(20.3)
7/17/2007	Alfa Corporation	Alfa Mutual	52.7	833	Cash	Merger	44.7	31.0	10.3
2/22/2007	Great American Financial Resources	American Financial Group	81.0	238	Cash	Merger	13.2	8.9	0.6
1/24/2007	21st Century	American International Group	60.7	813	Cash	Merger	34.6	30.9	22.0
3/15/2002	MEEMIC	ProAssurance	85.5	35	Cash	Tender	19.7	28.5	(9.3)
8/30/2000	AXA Financial	AXA Group	60.3	9,425	Cash/Stock	Merger	13.0	41.8	10.1
3/27/2000	Hartford Life	The Hartford	80.5	1,325	Cash	Tender	18.6	33.1	(8.2)
Median			**69.5**				**24.6**	**32.1**	**1.8**
Mean			**70.3**				**27.3**	**32.5**	**4.6**

Source: Capital IQ, Company Filings

Notes
1. Includes transactions dating back to 2000; includes domestic transactions only
2. Final Offer Premiums calculated based on time periods starting from day prior to initial offer announcement

D Minority Squeeze-Out Transactions in Other Sectors

Precedent Minority Squeeze-Out Transactions (Other Sectors) [1]

							Final Offer Premium [2]		
Date Announced	Target	Acquiror	Initial Stake (%)	Transaction Size ($MM)	Consideration	Merger or Tender	1-Day Prior (%)	3-Mo. VWAP (%)	52-Week High (%)
5/7/2013	Pioneer Southwest	Pioneer Natural Resources	52.4	694	Stock	Merger	57.1	69.3	48.8
11/28/2012	Danfoss Power	Danfoss A/S	75.6	690	Cash	Tender	48.6	48.9	4.3
3/21/2010	CNX Gas	CONSOL Energy	83.3	965	Cash	Tender	24.2	34.8	6.3
10/6/2006	NetRatings	Nielsen Holdings	60.0	328	Cash	Merger	44.0	54.3	35.5
3/3/2005	Siliconix	Vishay Intertechnology	84.9	200	Stock	Tender	30.7	18.0	(25.1)
8/20/2002	Pure Resources	Unocal	57.8	512	Stock	Tender	20.7	11.1	(10.3)
2/19/2002	Travelocity	Sabre Holdings	70.0	447	Cash	Tender	45.8	20.3	(27.8)
2/15/2001	Westfield America	Westfield America Trust	55.9	598	Cash	Tender	12.5	21.6	4.8
9/21/2000	Hertz	Ford Motor Co.	81.5	734	Cash	Merger	46.4	18.7	(31.4)
8/14/2000	BHC Communication	News Corporation	76.1	888	Cash/Stock	Merger	16.4	10.4	(2.4)
3/12/2000	Boise Cascade Office Products	Boise Cascade Corporation	81.1	205	Cash	Tender	8.6	10.0	4.8
3/6/2000	Thermo Instrument Systems	Thermo Fisher Scientific	88.6	301	Stock	Tender	4.6	40.0	3.3
Median			**75.9**				**27.4**	**20.9**	**3.8**
Mean			**72.3**				**30.0**	**29.8**	**0.9**

Source Capital IQ and Company Filings

Notes
1. Includes transactions dating back to 2000; Equity value ranges from $200MM to $1Bn; Includes domestic transactions only
2. Final Offer Premiums calculated based on time periods starting from day prior to initial offer announcement

E Selected P&C Insurance M&A Transactions

Selected M&A Precedent Transactions

Ann. Date	Target	Acquiror	Equity Value ($MM)	P/BV (x)	NTM P/E (x)	Premium to Unaffected Price (%)
Recent P&C Insurance M&A Transactions [1]						
3/16/2016	Maxum	Hartford	170	1.50x	N/A	N/A
7/1/2015	Chubb	ACE	28,300	1.79x	16.9x	30.0
6/10/2015	HCC	Tokio Marine	7,500	1.90x	18.8x	38.0
5/3/2015	Ironshore	Fosun	2,300 [2]	1.25x	N/A	N/A
6/23/2014	Western World	Validus Holdings	452	1.61x [3]	N/A	N/A
Median				**1.61x**	**17.9x**	**34.0x**
Mean				**1.61x**	**17.9x**	**34.0x**
Other Insurance M&A Transactions of Similar Size and Business Focus						
9/23/2013	Eastern Insurance	ProAssurance Corporation	205	1.46x	14.4x	16.2
8/19/2012	Guard Insurance	National Indemnity Co.	221	1.00x	N/A	N/A
5/2/2012	JEVCO Insurance	Intact Financial	530	1.30x	N/A	N/A
11/30/2010	Mercer	United Fire & Casualty	191	1.09x	13.7x [4]	N/A
2/18/2010	Vanliner	National Interstate	135	1.03x	N/A	N/A
2/18/2010	Zenith	Fairfax	1,455	1.35x	N/A	31.0
Median				**1.20x**	**14.1x**	**23.6x**
Mean				**1.20x**	**14.1x**	**23.6x**
All Transactions						
Median				**1.35x**	**15.7x**	**30.5**
Mean				**1.39x**	**16.0x**	**28.8**

Source Capital IQ and Company Filings

Notes
1. Based on sampling of research reports and specific company guidance where available
2. Implied value for 100%
3. Reflects equity adjusted for ~$300MM of excess capital including $100MM of reserve redundancy
4. Based on median 2010 EPS Street estimates

Appendix A

Supporting Information

SUPPORTING INFORMATION

NATL Cost of Equity Calculation

Peer Predicted Barra Beta

As of 7/22/2016

Company	Predicted Barra Beta	Mkt. Cap. ($Bn)
Old Republic	0.80	5.2
AmTrust	0.99	4.3
RLI	0.74	3.0
National General	1.02	2.3
Selective	0.85	2.3
United Fire	0.91	1.1
OneBeacon	0.75	1.3
State Auto	0.93	0.9
Average	**0.87**	**2.6**

Summary Assumptions

		WACC Calculation		
Assumption	**Notes**	**Base**	**Low**	**High**
Market Risk Premium (MRP)	Morgan Stanley estimated market risk premium	6.0%	6.0%	6.0%
Risk Free Rate (R_f)	Spot rate 10-year U.S. Treasury as of 7/22/2016	1.6%	1.6%	1.6%
Predicted Beta	Average Beta of Selected Peers	0.87	0.87	0.87
Sensitivity Adjustment	+/- 1.0% from base		(1.0%)	1.0%
Cost of Equity (K_E)	**Calculated using the Capital Asset Pricing Model**	**6.8%**	**5.8%**	**7.8%**
Size Premium Adjustment	Delta of current market capitalization size premium of peers compared to NATL	1.0%	1.0%	1.0%
Adjusted Cost of Equity (K_E)		**7.8%**	**6.8%**	**8.8%**

Source: Capital IQ (7/22/16)

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